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                                                                   EXHIBIT 10.27


March 17, 2000


Amerigon Incorporated
5462 Irwindale Avenue
Irwindale, California  91706-2048

          Re:  Series A Preferred Stock
               ------------------------

Dear Gentlemen:

     In June 1999, each of the undersigned purchased and each of the undersigned currently owns, that number of shares of Amerigon Incorporated (the "Company") Series A Preferred Stock indicated below next to their signature block.

     Section 2(c)(i) of the Company's Certificate of Determination of Rights, Preferences and Privileges of the Series A Preferred Stock (the "Certificate of Designation") specifies that a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by the events specified in Section 2(c)(i)(A) and 2(c)(i)(B) of the Certificate of Designation. Each of the undersigned has advised the Company that it does not, absent a distribution of assets to shareholders, consider Section 2(c)(i) to give the undersigned the right to cause the Company to make any payment to the undersigned or to permit the undersigned to cause the Company to redeem its Shares of Series A Preferred Stock.

     Notwithstanding the foregoing, each of the undersigned hereby (i) permanently and irrevocably waives any right it may have under Section 2(c) of the Certificate of Designation as a holder of the Series A Preferred Stock, (ii) agrees that it shall vote in favor a proposal to be presented to the shareholders of the Company to delete Section 2(c) in its entirety from the Certificate of Designation and (iii) agrees that it will, as a condition to any transfer made by it of any shares of Series A Preferred, obtain an undertaking from the transferee that it will comply with the provisions of this paragraph. The obligation to obtain this undertaking shall apply to each additional subsequent transferee (and each of their transferees).
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Amerigon, March 17, 2000 - Page 2



     The undersigned view this undertaking to be effective as of the date of our initial purchase of the shares of Series A Preferred Stock as it is consistent with our understanding as of that date.
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Amerigon, March 17, 2000 - Page 3



                                 Sincerely,


                                 Shares of Series A Preferred Stock (4,500)

                                 Westar Capital II, LLC

                                 By:  Westar Capital Associates II, LLC

                                      By:  _________________________


                                 Shares of Series A Preferred Stock (4,500)

                                 Big Beaver Investments, LLC


                                      By:  __________________________